Kingstone Companies, Inc.

Headline: Kingstone Declares $0.0625 Per Share Quarterly Dividend

Date: 02-06-2020

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Kingstone Declares $0.0625 Per Share Quarterly Dividend

KINGSTON, N.Y.--(BUSINESS WIRE)-- Kingstone Companies, Inc. (Nasdaq: KINS) today announced that its Board of Directors declared a quarterly dividend of $0.0625 per share payable on March 13, 2020 to shareholders of record at the close of business on February 28, 2020.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”). KICO is a multi-line carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products, as well as Physical Damage Only coverage to taxi, limousine, and transportation network vehicle owners in New York State. Actively writing in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut, Kingstone is also licensed in Pennsylvania, New Hampshire and Maine.

Forward-Looking Statements

Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. More information about these factors can be found in Kingstone’s filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K. Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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INVESTOR RELATIONS CONTACT:
Amanda M. Goldstein
Investor Relations Director
(516) 960-1319

Source: Kingstone Companies, Inc.